                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to incorporation by reference in this Registration Statement on Form S-4 of Caldera International, Inc. of our report dated October 23, 2000, except for the last paragraph of Note 1, which is as of January 8, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in The Santa Cruz Operation, Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP




San Jose, California
March 22, 2001